UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2016

CNA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 S. Wabash, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 822-5000

NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e) DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 4, 2016, Registrant entered into a Retention Agreement with D. Craig Mense, Chief Financial Officer of Registrant (the “Retention Agreement”). The term of Mr. Mense’s Retention Agreement is through November 19, 2018 (the “Target Date”). The Retention Agreement provides for a retention bonus payable to Mr. Mense of between $3.5 million and $4 million at the Target Date, assuming he is still employed by Registrant, or earlier upon certain circumstances. It also provides for a compensation package that includes an annual base salary of no less than $825,000 during the term of his employment with Registrant. In addition, the Retention Agreement provides an annual incentive bonus opportunity of no less than a target of 200% of his base salary. Mr. Mense will also continue to be eligible for a long term incentive bonus, in accordance with Registrant’s Amended and Restated Incentive Compensation Plan, with a target of 1.25 times his base salary, payable 50% in cash and 50% in Registrant common stock. The Retention Agreement also provides for standard executive health and welfare benefits, as well as potential termination payments upon separation from Registrant under certain circumstances.

The foregoing description is qualified in its entirety by reference to the Retention Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits:
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: February 9, 2016	By	/s/ Jonathan Kantor
(Signature)
Jonathan D. Kantor Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Retention Agreement, dated February 4, 2016, between Registrant and D. Craig Mense.

4